Exhibit (a)(1)(D)

Offer to Purchase For Cash

All Outstanding Shares of Common Stock

of

SHORETEL, INC.

at

$7.50 NET PER SHARE

Pursuant to the Offer to Purchase dated August 17, 2017

by

SHELBY ACQUISITION CORPORATION

a wholly-owned subsidiary of

MITEL US HOLDINGS, INC.

a wholly-owned subsidiary of

MITEL NETWORKS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 18, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

August 17, 2017

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 17, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the “Offer”), relating to the offer by Shelby Acquisition Corporation (the “Offeror”), a Delaware corporation and a wholly-owned subsidiary of Mitel US Holdings, Inc. (“Parent”), a Delaware corporation and a wholly-owned subsidiary of Mitel Networks Corporation (“Mitel”), a Canadian corporation, to purchase all of the issued and outstanding shares (the “Shares”) of common stock par value $0.001 per share, of ShoreTel, Inc. (“ShoreTel”), a Delaware corporation, at a purchase price of $7.50 per Share (the “Offer Price”), net to the seller in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is ShoreTel’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF SHORETEL (THE “SHORETEL BOARD”) RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is $7.50 per Share, net to the seller in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

Voluntary Offer, COY: SHOR

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 26, 2017, by and among Parent, the Offeror, ShoreTel and, solely with respect to the matters set forth in Section 1.1(i), Section 5.8, Section 5.10, Section 8.15(a) and Section 8.17 thereof, Mitel (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”). The Merger Agreement provides, among other things, that as soon as practicable following the consummation of the Offer and subject to certain conditions, the Offeror will merge with and into ShoreTel (the “Merger”), without the vote of stockholders of ShoreTel, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) with ShoreTel surviving as a direct wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of Mitel. As a result of the Merger, the Shares will cease to be publicly traded.

4. The board of directors for ShoreTel (1) determined and declared that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (together with the Offer and the Merger, the “Transactions”), are fair to and in the best interests of ShoreTel stockholders, (2) in accordance with the DGCL, approved the terms and conditions of the Merger Agreement and the Transactions, declared it advisable that ShoreTel enter into the Merger Agreement and consummate the Transactions, and authorized the execution, delivery and performance of the Merger Agreement, (3) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and (4) resolved to recommend that ShoreTel’s stockholders (other than Parent and its subsidiaries) accept the Offer and tender their Shares in the Offer.

5. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 13 of the Offer to Purchase.

6. The Offer will expire at 5:00 P.M., New York City time, on September 18, 2017, unless the Offer is extended by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after October 15, 2017, pursuant to SEC (as defined in the Offer to Purchase) regulations.

7. Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

Voluntary Offer, COY: SHOR

INSTRUCTION FORM

With Respect to the Offer to Purchase For Cash

All Outstanding Shares of Common Stock

of

SHORETEL, INC.

at

$7.50 Net Per Share

Pursuant to the Offer to Purchase dated August 17, 2017

by

SHELBY ACQUISITION CORPORATION

a wholly-owned subsidiary of

MITEL US HOLDINGS, INC.

a wholly-owned subsidiary of

MITEL NETWORKS CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 17, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), relating to the offer by Shelby Acquisition Corporation (the “Offeror”), a Delaware corporation and a wholly-owned subsidiary of Mitel US Holdings, Inc. (“Parent”), a Delaware corporation and a wholly-owned subsidiary of Mitel Networks Corporation, a Canadian corporation, to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of ShoreTel, Inc., a Delaware corporation, at a price of $7.50 per Share, net to the seller in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Voluntary Offer, COY: SHOR

Number of Shares to be Tendered:	SIGN HERE

Shares *	Signature(s)

Account No.

Dated , 2017

Area Code and Phone Number

Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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Voluntary Offer, COY: SHOR